UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008

BANCORP RHODE ISLAND, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 8.01.	Other Events.

As previously reported, on June 11, 2008, Richard Lashley, a principal of PL Capital Group, the dissident shareholder group that lost a proxy contest for three board seats at the May 21, 2008 meeting of shareholders of Bancorp Rhode Island, Inc. (“BancorpRI”), sent a shareholder derivative demand letter to the Board of Directors (the “Board”) and a complaint letter to the Audit Committee of the Board, copies of which were filed as exhibits to a Schedule 13D/A filed by PL Capital Group on June 16, 2008. The letters were delivered to BancorpRI’s corporate secretary and were forwarded on June 12, 2008 to the Board and Audit Committee of BancorpRI for their consideration.

In the demand letter Mr. Lashley requested that the Board form a special committee to investigate whether (i) CEO Merrill Sherman and Chief Financial Officer and Treasurer Linda Simmons or any other employees made or caused to be made any material omissions or misstatements or selective non-public disclosures concerning BancorpRI’s projected financial results, and in particular its efficiency ratio, to RiskMetrics Group, Inc., or (ii) otherwise misrepresented the scope of the assignment of the investment bank retained by BancorpRI, “in order to improperly influence the outcome of the election of directors at the Company’s 2008 Annual Meeting.” The letter demands that if the committee determines that these actions occurred then it should institute proceedings to remove said employee(s) from their positions.

On June 17, 2008, the Board appointed a Special Committee to investigate the allegations contained in the demand letter and to determine whether a derivative proceeding as sought in the letter was in the best interests of BancorpRI and its shareholders. The Board appointed three independent directors to the Special Committee: Richard L. Bready, Meredith A. Curren and Michael E. McMahon, the latter to serve as chairperson. Pursuant to the authority granted to it by the Board, on June 19, 2008, the Special Committee retained the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. to advise and assist the work of its members. At the instruction of the Special Committee, counsel conducted a factual investigation to determine whether any omissions, misstatements, misrepresentations or selective non-public disclosures occurred as referenced in the demand letter. The Special Committee carefully reviewed and considered the results of that investigation and determined that the evidence fails to support any of the allegations contained in the demand letter. Based upon the results of its investigation, at a meeting held on August 6, 2008, the Special Committee determined that it would not be in the best interests of BancorpRI or its shareholders to accept the demand made in the letter. The Special Committee informed Mr. Lashley of its determination by letter dated August 8, 2008, a copy of which is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

99.1	Letter to Richard Lashley dated August 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

/s/ Margaret D. Farrell
Date: August 8, 2008	By: ________________________________

Margaret D. Farrell

Secretary